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Exhibit 99.7

CONSENT OF
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

        We hereby consent to the use of our opinion letter dated May 5, 2003 to the Board of Directors of LendingTree, Inc. ("LendingTree"), included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 and which relates to the proposed merger of Forest Merger Corp., a wholly owned subsidiary of USA Interactive, with and into LendingTree and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary—Opinions of LendingTree's Financial Advisors," "The Merger—Background to the Merger," "The Merger—LendingTree's Reasons for the Merger" and "The Merger—Opinions of LendingTree's Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ BRIAN LESSIG Name: Brian Lessig Title: Vice President

New York, New York
June 2, 2003

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  Exhibit 99.7